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                                                                  EXHIBIT 10.19


                [AMENDED AND RESTATED] INDEMNIFICATION AGREEMENT


         THIS [AMENDED AND RESTATED] INDEMNIFICATION AGREEMENT (this "Agreement"), is made and entered into as of the ___ day of ___________, 1998, by and between POST PROPERTIES, INC., a Georgia corporation (the "Company"), and _______________, an officer or director of the Company ("Indemnitee"). For the purposes of this Agreement, all references to the "Company" shall include all subsidiaries, affiliates, corporations, partnerships, joint ventures, enterprises, employee benefit plans, trusts and other entities on behalf of which Indemnitee serves or will serve at the Company's request as an officer, director, partner, trustee, employee or agent or in a related capacity.

                                  WITNESSETH:

         WHEREAS, Indemnitee has agreed to serve, at the request of the Company, as an officer or director of the Company;

         [WHEREAS, the parties hereto have executed that certain Indemnification Agreement dated as of July 22, 1993, which agreement is hereby amended and restated in its entirety; and]

         WHEREAS, Indemnitee is willing to serve on behalf of the Company on the condition that he or she be indemnified, and that he or she have litigation expenses advanced, to the maximum extent permitted by law.

         NOW, THEREFORE, in consideration of Indemnitee's agreement to serve as an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:



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         1.                Mandatory Indemnification.

         (a) General. The Company shall indemnify and hold harmless Indemnitee to the maximum extent provided for in this Agreement, and, to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in this Agreement, then to the maximum extent authorized by law. All amounts payable under the Company's indemnification obligation shall be paid within thirty (30) days of Indemnitee's request therefor.

         (b) Actions Other Than Derivative Actions. In connection with any threatened, pending or completed claim, action, suit or proceeding to which Indemnitee is made or is threatened to be made a named defendant or respondent ("Party"), whether civil, criminal, administrative or investigative, and whether formal or informal (an "Action"), but not including any Action by or in the right of the Company (a "Derivative Action"), the Company hereby agrees to indemnify and hold Indemnitee harmless from and against any judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan), interest and reasonable expense (including attorneys'
fees) actually incurred by him or her by reason of the fact that Indemnitee is or was an officer, director, employee or agent of the Company, or has liability under Section 1l(a) of the Securities Act of 1933, as amended, or is or was serving at the request of the Company as an officer, director, agent or fiduciary of any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise; provided, that Indemnitee conducted himself or herself in good faith and reasonably believed (i) in the case of conduct in his of her official capacity, that such conduct was in the best interests of the Company; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the Company; (iii) in the case of any criminal Action, that the Indemnitee had no reasonable cause to believe that such conduct was unlawful; and (iv) in the case of conduct with




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respect to any employee benefit plan, that the Indemnitee acted in a manner he or she believed to be good faith to be in the interests of the participants in and beneficiaries of the plan. Whether an Action is threatened, and whether Indemnitee is threatened to be made a Party thereto, shall be determined by Indemnitee in his reasonable judgment.

         (c) Derivative Actions. In connection with any Derivative Action, the Company hereby agrees to indemnify and hold Indemnitee harmless from and against any reasonable expenses actually incurred by him or her (including amounts paid in settlement but not including amounts paid as a judgment, penalty or fine in respect of any such action) by reason of the fact that Indemnitee is or was an officer, director, partner, trustee, employee or agent of the Company; provided, that Indemnitee met the relevant standard of conduct described in
Section 1(b) hereof.

         (d) Termination of Action. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not meet the relevant standard of conduct described in Section 1(b) hereof.

         (e) Conduct of Indemnitee. Notwithstanding any foregoing provision to the contrary, under no circumstance shall the Company indemnify or hold Indemnitee harmless from and against any liability for judgments, settlements, penalties, fines (including excise taxes assessed with respect to any employee benefit plan), or expenses (including attorneys' fees) incurred by Indemnitee in a proceeding in which Indemnitee is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Company, (ii) for acts or omissions that involve intentional misconduct or knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832




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of the Georgia Business Corporation Code (unlawful distributions), or (iv) for any transaction from which he or she received an improper personal benefit.

         2. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any liability (including judgments, settlements, penalties, fines (including excise taxes assessed with respect to any employee benefit plan), interest or reasonable expenses (including attorneys' fees)) actually incurred by him or her but not entitled to indemnification for all of the total amount thereof, the Company shall indemnify Indemnitee for such portion thereof to which Indemnitee is entitled.

         3. Advancement of Expenses. The Company agrees to pay, in advance of the final disposition of any Action (including, for this purpose, any proceeding in Section 5 hereof) and within ten (10) days after Indemnitee's written request, all reasonable expenses incurred by Indemnitee in defending or acting as a witness in connection with such Action, including but not limited to the investigation, defense, settlement or appeal of any Action, to which Indemnitee is a Party or threatened in the reasonable judgment of Indemnitee to be made a Party by reason of the fact that Indemnitee is or was an officer, director, employee or agent of the Company, or has liability under Section 11
(a) of the Securities Act of 1933, as amended, or is or was serving at the request of the Company as an officer, director, agent or fiduciary of any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise. Indemnitee shall furnish the Company (i) a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1(b) hereof or that the Action involves conduct for which liability has been eliminated under a provision of the Company's articles of incorporation; and (ii) a written undertaking to repay any funds advanced if it is ultimately determined that Indemnitee is not entitled to indemnification.



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Indemnitee agrees to reimburse the Company for any such advancement if, when and to the extent it is ultimately determined (by a court in a proceeding described in Section 5 or otherwise) that Indemnitee is not entitled to indemnification pursuant to this Agreement.

         4.       Indemnification in Specific Actions.

         (a) The determination of whether, with respect to any specific Action, Indemnitee has met the applicable standard of conduct set forth in
Section 1(b) hereof and is entitled to indemnification pursuant to Section 1 hereof shall be made (i) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such vote; (ii) if a determination cannot be made under (i) above, in a written opinion by independent legal counsel, selected in the manner described in the foregoing clause (i) or, if there are fewer than two disinterested directors, selected by the Board of Directors of the Company (in which selection directors who do not qualify as disinterested directors may participate); or (iii) if agreed to by Indemnitee, by the vote of a majority of shares of the Company entitled to vote thereon (excluding shares owned by, or the voting of which is controlled by, directors who do not qualify as disinterested directors).

         (b) In the event that the determination is made that Indemnitee is entitled to indemnification or advancement of expenses in a specific Action pursuant to Section 1 hereof, such a determination is binding upon the Company in any subsequent proceedings in connection with such Action.




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         5.       Enforcement of this Agreement.

         (a) Reasonable expenses incurred by Indemnitee in connection with his or her request for indemnification hereunder shall be borne by the Company, unless Indemnitee is determined not to be entitled to indemnification for any liability or expense hereunder. In the event that Indemnitee is a party to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any expenses actually and reasonably incurred by him or her.

         (b) In any proceeding in which the validity or enforceability of this Agreement is at issue, or in which Indemnitee seeks an adjudication or award in arbitration to enforce his or her rights hereunder, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification hereunder.

         6. Termination of Service. Indemnitee's right to indemnification and advancement of expenses pursuant to this Agreement shall continue regardless of whether Indemnitee has ceased for any reason to be a director of the Company and shall inure to the benefit of the heirs of Indemnitee and the executors or administrators of Indemnitee's estate.

         7. Maintenance of Directors and Officers Liability Insurance. In the event the Company maintains policies of Directors and Officers Liability Insurance, Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors.



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         8.       Subrogation. In the event Indemnitee receives a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         9. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Action to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw provision or otherwise) of the amounts otherwise indemnifiable hereunder.

         10. Non-Exclusivity. Indemnitee's rights under this Agreement shall be in addition to, and not in lieu of, any other rights Indemnitee may have under any provision of the Company's Articles of Incorporation or Bylaws, the Georgia Business Corporation Code or pursuant to any Directors and Officers Liability Insurance. Nothing in this Agreement shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification under any provision of the Company's Articles of Incorporation or Bylaws, the Georgia Business Corporation Code or pursuant to any Directors and Officers Liability Insurance, but the rights to indemnification hereunder shall in any event apply notwithstanding any contrary provision in, or conflict with, any provision of the Company's Articles of Incorporation or Bylaws, unless prohibited by law.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation as provided in the Georgia Business Corporation Code), heirs, executors and administrators.




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         12.      Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of, the State of Georgia (without regard to the conflict of laws principles thereof).

         13. Severability. The Company and Indemnitee agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the Company and Indemnitee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

         14. Certain Amendments. The Company may enter into any amendment to this Agreement required by applicable law without shareholder approval of such amendment, unless shareholder approval is required by applicable law.




















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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as the date first above written.

                                    INDEMNITEE




                                    ----------------------------------
                                    Name:


                                    POST PROPERTIES, INC.

Attest:

By:                                 By:
   ------------------------             ------------------------------
   Secretary                            Name:
                                        Title:





















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